SUB-ITEM 77QI(e)

                               MFS SERIES TRUST IX
                                  ON BEHALF OF
                             MFS MID CAP VALUE FUND
                            MFS LARGE CAP VALUE FUND
                           MFS HIGH QUALITY BOND FUND





(a) A Form of Investment Advisory Agreement dated April 30, 1999 executed on behalf of MFS Mid Cap Value Fund is contained in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 2-50409 and 811-2464) as filed with the Securities and Exchange Commission via EDGAR on February 12, 1999. Such document is incorporated herein by reference.

(b) A Form of Investment Advisory Agreement dated April 30, 1999 executed on behalf of MFS Large Cap Value Fund is contained in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 2-50409 and 811-2464) as filed with the Securities and Exchange Commission via EDGAR on February 12, 1999. Such document is incorporated herein by reference.

(c) A Form of Investment Advisory Agreement dated April 30, 1999 executed on behalf of MFS High Quality Bond Fund is contained in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 2-50409 and 811-2464) as filed with the Securities and Exchange Commission via EDGAR on February 12, 1999. Such document is incorporated herein by reference.